Exhibit 24




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Form 10-K of American Stores Company and subsidiaries of our report dated
March 21, 1994, included in the American Stores Company 1993
Annual Report to Shareholders.

Our audits also included the consolidated financial statement schedules of American Stores Company and subsidiaries listed in
Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 2-71032, No. 2-54101, No. 33-25613, No. 2-94235, No. 33-48203, No. 33-48204, No. 33-08801,
No. 33-32150, No. 2-51401 and S-3 Nos. 33-41640, 33-41641 and 33-
52331) of our report dated March 21, 1994, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Form 10-K of American Stores Company.






                                   ERNST & YOUNG

Salt Lake City, Utah
April 25, 1994